                                                                   Exhibit 10.05

================================================================================






                           EMPLOYEE BENEFITS AGREEMENT

                                     between

                           GENERAL CHEMICAL GROUP INC.

                                       and

                                   GENTEK INC.

                                   dated as of

                                 April __, 1999





================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                      EMPLOYEES; ASSUMPTION OF LIABILITIES

Section 2.1     Employees; Transition Individuals........................................................7
Section 2.2     Assumption of Liabilities................................................................7

                                   ARTICLE III

                              U.S. PLANS GENERALLY

Section 3.1     Sponsorship of Certain Plans.............................................................8
Section 3.2     Terms of Participation...................................................................8
Section 3.3     Participation in Plans Prior to the Spinoff..............................................9
Section 3.4     Termination of Participating Company Status..............................................9

                                   ARTICLE IV

                           U.S. DEFINED BENEFIT PLANS

Section 4.1     Sponsorship by GenTek of Certain Pension Plans..........................................10
Section 4.2     Assumption of Pension Plan Liabilities and Allocation of Interests......................10

                                    ARTICLE V

                         U.S. DEFINED CONTRIBUTION PLANS

Section 5.1     Sponsorship by GenTek of Certain Savings Plans..........................................12
Section 5.2     Assumption of Liabilities and Transfer of Assets........................................12
Section 5.3     Non-Employer Stock Funds................................................................12
Section 5.4     Miscellaneous Funds.....................................................................13

                                   ARTICLE VI

                          U.S. HEALTH AND WELFARE PLANS

Section 6.1     Sponsorship by GenTek of Certain Welfare Plans..........................................13




Section 6.2     Assumption of Welfare Plan Liabilities..................................................13
Section 6.3     Vendor Contracts........................................................................14
Section 6.4     Post-Retirement Health and Welfare Benefits.............................................15
Section 6.5     COBRA and HIPAA.........................................................................15
Section 6.6     Leave of Absence Programs...............................................................15
Section 6.7     Workers' Compensation Program...........................................................16
Section 6.8     Post-Spinoff Transitional Arrangements..................................................17

                                   ARTICLE VII

                                 EXECUTIVE PLANS

Section 7.1     GCG Incentive Plans.....................................................................17
Section 7.2     Deferred Compensation Plans.............................................................19
Section 7.3     Other Executive Agreements..............................................................19

                                  ARTICLE VIII

                                     GENERAL

Section 8.1     Payment of and Accounting Treatment for Expenses........................................20
Section 8.2     Sharing of Participant Information......................................................20
Section 8.3     Plan Audits.............................................................................20
Section 8.4     Requests for Internal Revenue Service Rulings and
                    U.S. Department of Labor Opinions...................................................22
Section 8.5     Collective Bargaining...................................................................22
Section 8.6     Consent of Third Parties................................................................22
Section 8.7     Foreign Plans...........................................................................22
Section 8.8     Effect If Spinoff Does Not Occur........................................................22
Section 8.9     Relationship of Parties.................................................................23
Section 8.10    Affiliates..............................................................................23
Section 8.11    Indemnification.........................................................................23
Section 8.12    Survival................................................................................23
Section 8.13    Notices.................................................................................23
Section 8.14    Interpretation..........................................................................23
Section 8.15    Governing Law...........................................................................24
Section 8.16    No Assignment...........................................................................24


Schedule I

GenTek Deferred Compensation Plans

Schedule II
GCG Plans

Schedule III
GenTek Individual Agreements

Schedule IV
GenTek Plans

                           EMPLOYEE BENEFITS AGREEMENT

           EMPLOYEE BENEFITS AGREEMENT, dated as of April __, 1999 between General Chemical Group Inc., a Delaware corporation ("GCG"), and GenTek Inc., a Delaware corporation ("GenTek").

                                    RECITALS

         A. The Board of Directors of GCG has deemed it appropriate and advisable to separate GCG's performance products and manufacturing businesses from GCG's industrial chemicals business by (a) having the performance products and manufacturing businesses be owned by GenTek, and the industrial chemicals business be owned by GCG and (b) afterwards, distributing as a dividend to holders of stock of GCG all of the stock of GenTek, all as set forth in the Separation Agreement. Following such separation and distribution, each of GCG and GenTek will be publicly owned companies.

         B. GCG and GenTek are parties to a Separation Agreement, dated as of ____, 1999 (as the same may be amended, supplemented or restated from time to time, the "Separation Agreement"), which sets forth the terms and conditions of such separation and distribution.

         C. In connection with such separation and distribution and as provided by the Separation Agreement, GCG and GenTek have agreed to enter into this Agreement to allocate between themselves certain liabilities and obligations for their respective employees and to provide for certain other matters regarding employees, and employee compensation, benefit and other matters, all upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, capitalized terms used herein shall have the following respective meanings:

         "Actuary" means Hewitt Associates LLC.

         "Aggregate Spread" means the difference between the GCG Pre-Spinoff Stock Price and the exercise price of a GCG Stock Option, multiplied by the number of shares covered by such GCG Stock Option remaining unexercised as of the close of business on the Spinoff Date.

         "Agreement" means this Employee Benefits Agreement, as it may be amended, supplemented or restated from time to time, together with all exhibits and schedules hereto.

         "ASO Contract" means an administrative services only contract, related prior practice, or related understanding with a third-party administrator that pertains to any GCG Welfare Plan or GenTek Welfare Plan.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Conversion Award" has the meaning given in Section 7.1(c).

         "Effective Time" means the close of business on the Spinoff Date or a later date and time as otherwise agreed to by the parties.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "GCG" has the meaning given in the introduction of this Agreement.

         "GCG Award" means an award under a GCG Incentive Plan.

         "GCG Common Stock" has the meaning given in the Separation Agreement.

         "GCG Group" has the meaning given in the Separation Agreement.

         "GCG Incentive Plans" means executive incentive compensation plans sponsored by GCG including, but not limited to, the GCG 1996 Stock Option and Incentive Plan, the GCG Performance Plan, and the GCG Restricted Stock Plan.

         "GCG Mirror Pension Plan" has the meaning given in Section 4.1.

         "GCG Mirror Pension Trust" has the meaning given in Section 4.2(c)(i).

         "GCG Mirror Plans" has the meaning given in Section 3.1.

         "GCG Mirror Savings Plan" has the meaning given in Section 5.1.

         "GCG Mirror Welfare Plans" has the meaning given in Section 6.1.

         "GCG Plan" means the employee benefit plans solely benefitting Industrial Individuals whether currently existing or established pursuant to this Agreement, as set forth on Schedule II hereto.

         "GCG Post-Spinoff Stock Price" means the opening price per share of GCG Common Stock as reported on the NYSE on the first full trading day following the Spinoff Date.

         "GCG Pre-Spinoff Stock Price" means the closing price per share for GCG Common Stock on the business day occurring before the Spinoff Date on the NYSE, provided that if any such closing stock price is an ex-dividend price with respect to the special dividend of GenTek Common Stock to be made in connection with the Spinoff, any such closing stock price shall be increased by the GenTek Post-Spinoff Stock Price.

         "GCG RSU" has the meaning given in Section 7.1(e).

         "GCG Stock Option" has the meaning given in Section 7.1(d).

         "GenTek" has the meaning given in the introduction to this Agreement.

         "GenTek Businesses" has the meaning given in the Separation Agreement.

         "GenTek Common Stock" has the meaning given in the Separation
Agreement.

         "GenTek Deferred Compensation Plans" means the nonqualified deferred compensation plans as set forth on Schedule I.

         "GenTek Directors Plan" has the meaning given in Section 7.1(f).

         "GenTek Employee" means any individual (i) who, on the Spinoff Date, is actively employed by, or on an approved leave of absence or lay-off with right of recall from, GCG or any of its Subsidiaries and (ii) who is not an Industrial Employee.

         "GenTek Former Employee" means any individual (i) who, on the Spinoff Date, is neither then actively employed by, nor then on an approved leave of absence nor lay-off with the right of recall from, GCG or any of its Subsidiaries, and (ii) (A) whose employment services and functions, immediately prior to the termination of his or her active employment with GCG or any of its Subsidiaries, primarily related to the GenTek Business or (B) who, immediately prior to the termination of his or her active employment with GCG or any of its Subsidiaries, was actively employed by any member of the GenTek Group other than GCC.

         "GenTek Final Asset Transfer" has the meaning given in Section 4.2(c)(ii).

         "GenTek Group" has the meaning given in the Separation Agreement.

         "GenTek Incentive Plan" means the GenTek Performance Plan and the GenTek Long-Term Incentive Plan, the latter in the form filed as Exhibits to the Registration Statement (as such Plans may be amended or modified prior to the Spinoff Date), which Plans shall be established as provided herein and pursuant to which Conversion Awards shall be granted on the terms and subject to the conditions provided herein and in such Plans.

         "GenTek Individual" means any individual who is either a GenTek Employee or a GenTek Former Employee.

         "GenTek Individual Agreement" means an individual employment contract or other similar agreement that specifically pertains to any GenTek Individual, including but not limited to the employment agreements set forth on Schedule III hereto.

         "GenTek Initial Asset Transfer" has the meaning given in Section 4.2(c)(i).

         "GenTek Liabilities" has the meaning given in Section 2.2(b).

         "GenTek Pension Plan" has the meaning given in Section 4.1.

         "GenTek Pension Trust" has the meaning given in Section 4.2(c)(i).

         "GenTek Plans" means employee benefit plans benefitting GenTek Individuals whether currently existing or established pursuant to this Agreement, as set forth on Schedule IV hereto.

         "GenTek Post-Spinoff Stock Price" means the opening price per share of GenTek Common Stock as reported on the NYSE on the first full trading day following the Spinoff Date.

         "GenTek Savings Plans" has the meaning given in Section 5.1.

         "GenTek Subsidiary Plan" means any GenTek Plan that is, prior to the Spinoff, sponsored by any member of the GenTek Group other than GCG.

         "GenTek Welfare Plans" has the meaning given in Section 6.1.

         "HMO" means a health maintenance organization that provides benefits under the GCG Mirror Welfare Plans or the GenTek Welfare Plans, as applicable.

         "HMO Agreements" means contracts, letter agreements, practices, and understandings with HMOs that provide medical services under the GCG Mirror Welfare Plans or the GenTek Welfare Plans, as applicable.

         "Industrial Employee" means any individual who, on the Spinoff Date,
(i) is actively employed by GCG or any of its Subsidiaries and whose employment services and functions primarily relate to the Industrial Chemicals Business or
(ii) is on an approved leave of absence or lay-off with right of recall from GCG or any of its Subsidiaries and whose employment services and functions prior to such leave of absence or lay-off primarily related to the Industrial Chemicals Business.

         "Industrial Chemicals Business" has the meaning given in Separation Agreement.

         "Industrial Former Employee" means any individual (i) who, on the Spinoff Date, is neither actively employed by, nor on an approved leave of absence nor lay-off with a right of recall from GCG or any of its Subsidiaries, and (ii) who is not a GenTek Former Employee.

         "Industrial Individual" means any individual who is either an Industrial Employee or an Industrial Former Employee.

         "Industrial Liabilities" has the meaning given in Section 2.2(a).

         "Liabilities" has the meaning given in the Separation Agreement.

         "Non-Employer Stock Fund" has the meaning given in Section 5.3.

         "Non-parties" has the meaning given in Section 8.3(b)(ii).

         "NYSE" means the New York Stock Exchange.

         "Participating Company" means any Person (other than an individual) that is a participating employer in a Plan sponsored by a member of the GCG Group or a member of the GenTek Group, as the context requires.

         "Pension Plan Asset Transfer Amount" means, in the case of a transfer of assets and liabilities from the GenTek Pension Plan to the GCG Mirror Pension Plan, (i) the amount necessary to fund the projected benefit obligations under the GenTek Pension Plan of the Industrial Individuals, determined in accordance with the actuarial assumptions (including, without limitation, the mortality tables, turnover assumptions and discount rates) used by the GenTek Pension Plan with respect to the last completed actuarial report of such Plan, plus (ii) the applicable share of any assets in excess of the liabilities calculated in accordance with the preceding parts of this sentence under the GenTek Pension Plan to be allocated between the GenTek Pension Plan and the GCG Mirror Pension Plan, using the principles enumerated in section 414(l)(2) of the Code (assuming for this purpose that the amount of assets required to be transferred on the basis of projected benefit obligations in accordance with the preceding part of this sentence were the amount of assets required to be allocated to the applicable GenTek Plan under section 414(l)(1) of the Code); provided, that if the GenTek Pension Plan has insufficient assets to fund all liabilities on a Plan termination basis, the Pension Plan Asset Transfer Amount shall mean the minimum amount required to be transferred to such plan in accordance with section 414(l) of the Code and the regulations thereunder.

         "Person" has the meaning given in the Separation Agreement.

         "Plan" means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, whether written or unwritten, providing compensation or benefits to employees, officers or directors or former employees, officers or directors, or any of their beneficiaries or dependents, of the GenTek Group or the GCG Group.

         "Separation Agreement" has the meaning given in recital B.

         "Spinoff" has the meaning given in the Separation Agreement.

         "Spinoff Date" has the meaning given in the Separation Agreement.

         "Transition Period" means, for purposes of this Agreement, the period beginning immediately after the Spinoff Date and ending on the first anniversary of such date or such earlier date as may be agreed to by the parties.

         "U.S." means the United States, its territories and possessions.

                                   ARTICLE II

                      EMPLOYEES; ASSUMPTION OF LIABILITIES

     Section 2.1  Employees; Transition Individuals.

         (a) General. Effective as of the Spinoff Date, Industrial Employees shall be employees of the GCG Group and all other employees shall be employees of the GenTek Group.

         (b) Non-Termination of Employment. Except as otherwise expressly provided herein, no provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Industrial Individual or GenTek Individual or other future, present, or former employee of the GCG Group or the GenTek Group under any GCG Plan or GenTek Plan or otherwise. Without limiting the generality of the foregoing, neither the Spinoff nor the termination of the Participating Company status of a member of the GenTek Group or GCG Group shall cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the GCG Plans or the GenTek Plans.

         (c) No Right to Continued Employment. Nothing contained in this Agreement shall confer on any GenTek Employee or Industrial Employee any right to continued employment.

     Section 2.2  Assumption of Liabilities.

         (a) By GCG. Subject to the satisfaction by GenTek of its obligations hereunder, GCG hereby assumes and agrees to pay, perform, fulfill, and discharge, in accordance with their respective terms, all of the following, regardless of when or where such Liabilities arose or arise or were or are incurred (collectively, the "Industrial Liabilities"):

              (i) all Liabilities to or relating to Industrial Individuals, including dependents and beneficiaries;

              (ii) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities, and responsibilities expressly assumed or retained by a member of the GCG Group, or a GCG Plan, pursuant to this Agreement.

         (b) By GenTek. Subject to the satisfaction by GCG of its obligations hereunder, GenTek hereby assumes and agrees to pay, perform, fulfill, and discharge, in accordance with their respective terms, all of the following, regardless of when or where such Liabilities arose or arise or were or are incurred (collectively, the "GenTek Liabilities"):

              (i) all Liabilities to or relating to GenTek Individuals, including dependents and beneficiaries;

              (ii) all Liabilities under any GenTek Individual Agreement; and

              (iii) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities, and responsibilities expressly assumed or retained by a member of the GenTek Group, or a GenTek Plan, pursuant to this Agreement.

                                   ARTICLE III

                              U.S. PLANS GENERALLY

     Section 3.1 Sponsorship of Certain Plans. Following the Effective Time, GenTek shall be the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the GenTek Plans and GCG shall be the plan sponsor of the GCG Plans. Effective as of the Spinoff Date, GCG shall adopt the employee benefit plans provided by this Agreement, which shall be substantially similar in all material respects to the corresponding GenTek Plan (a "GCG Mirror Plan"), and in the case of any GenTek Plan that is not a GenTek Subsidiary Plan and in which Industrial Individuals are participants or beneficiaries as of the Effective Time, GenTek shall transfer the required amount of such Plan's assets and liabilities to the applicable GCG Mirror Plan pursuant to and in accordance with this Agreement.

     Section 3.2 Terms of Participation. With respect to GenTek Individuals or the Industrial Individuals, as the case may be, the GenTek Plans and the GCG Plans shall be in all respects successors in interest to the corresponding Plans of GCG or GenTek or other members of their respective group, as the case may be, for such persons and shall recognize as of the Effective Time all rights and entitlements of and shall not provide benefits that duplicate benefits provided by the corresponding Plans for such persons. GCG and GenTek shall agree on methods and procedures, including amending the respective Plan documents, to prevent GenTek Individuals or Industrial Individuals from receiving duplicative benefits from the GCG Plans and the GenTek Plans. GCG shall not permit any GCG Mirror Plan to commence benefit payments to any GCG Individual until it receives notice from GenTek regarding the date on which payments under the corresponding GenTek Plan shall cease and the GCG Mirror Plan has received a transfer of asset from the corresponding GenTek Plan, if applicable. Each GenTek Plan, in the case of GenTek Individuals, and each GCG Mirror Plan, in the case of Industrial Individuals, shall provide that all service, all compensation, and all other benefit-affecting determinations that, as of the Effective Time, were recognized under the corresponding Plan for the respective group (for periods immediately before the Effective Time) shall, as of immediately after the Spinoff Date, receive full recognition, credit, and validity and be taken into account under such GenTek Plan or GCG Mirror Plan, as the case may be, to the same extent as if such items occurred under such GenTek Plan or GCG Mirror Plan, as the case may be, except to the extent that duplication of benefits would result. All beneficiary designations made under a Plan shall be transferred to and be in full force and effect under the corresponding GenTek Plans or GCG Mirror Plan, as the case may be, until such beneficiary designations are replaced or revoked by the person who made the beneficiary designation. Notwithstanding the foregoing, nothing in this Agreement other than those provisions specifically set forth herein to the contrary shall preclude GenTek or GCG, at any time after the Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any GenTek Plan or GCG Mirror Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any GenTek Plan or GCG Plan.

     Section 3.3  Participation in Plans Prior to the Spinoff.

         (a) Participation in Plans. Subject to the terms and conditions of this Agreement, each member of the GCG Group or the GenTek Group that is a Participating Company in any of the Plans shall continue as such until the Effective Time.

         (b) Obligations as Plan Sponsor. The plan sponsor of each Plan shall continue until the Effective Time (or such earlier time as GCG and GenTek may agree in order to facilitate the transactions contemplated by this Agreement) to administer, or cause to be administered, in accordance with their terms and applicable Law, the applicable Plans.

         (c) Obligations as Participating Company. Each Participating Company in any Plan shall perform the duties of a Participating Company as set forth in such Plans or any procedures adopted pursuant thereto.

     Section 3.4 Termination of Participating Company Status. Effective as of the Effective Time, GenTek and each other member of the GenTek Group shall cease to be a Participating Company in the GCG Plans, and GCG and each other member of the GCG Group shall cease to be a member in the GenTek Plans. Any member of the GenTek Group that is a Participating Company in any GenTek Plan, and any member of the GCG Group that is a Participating Company in any GCG Plan, as of the Effective Time shall not cease to be a Participating Company therein as a result of the Spinoff.

                                   ARTICLE IV

                           U.S. DEFINED BENEFIT PLANS

     Section 4.1 Sponsorship by GenTek of Certain Pension Plans. Following the Effective Time, GenTek shall be the plan sponsor of each of the GenTek Plans that is a defined benefit pension plan (as defined by Section 3(35) of ERISA) (the "GenTek Pension Plans") and GCG shall be the plan sponsor of each of the GCG Plans that is a defined benefit pension plan (the "GCG Pension Plans"). In the case of any GenTek Pension Plans that have Industrial Individuals as participants or beneficiaries as of the Effective Time, GenTek shall cause a transfer of the required amount of GenTek Pension Plan assets and liabilities to a defined benefit pension plan, to be adopted by GCG effective as of the Effective Time (or as soon as practicable thereafter), that shall be substantially similar in all material respects to the corresponding GenTek Pension Plan (the "GCG Mirror Pension Plan"), as provided in Section 4.2.

     Section 4.2 Assumption of Pension Plan Liabilities and Allocation of Interests.

         (a) Assumption of Liabilities. Effective as of the date of the GenTek Initial Asset Transfer, all Liabilities to or relating to Industrial Individuals under any GenTek Pension shall cease to be Liabilities of the GenTek Pension Plan and shall be assumed in full and in all respects by the corresponding GCG Mirror Pension Plan.

         (b) Calculation of Pension Plan Asset Allocation. As soon as practicable after the Effective Time, the Actuary shall calculate and certify the Pension Plan Asset Transfer Amount for the GCG Mirror Pension Plan as of the date of transfer. Such calculation shall be subject to audit as provided in
Section 8.3(a).

         (c)  Transfer of Assets to GCG Mirror Pension Trust.

              (i) As soon as practicable following the Spinoff Date, GenTek shall cause to be transferred from the trust established under any applicable GenTek Pension (the "GenTek Pension Trust") to the trust established under the corresponding GCG Mirror Pension Plan (the "GCG Mirror Pension Trust") an initial amount of assets (the "GenTek Initial Asset Transfer"). The amount of the GenTek Initial Asset Transfer shall be equal to approximately [___]% of the anticipated Pension Plan Asset Transfer Amount with respect to the GenTek Pension, as determined in good faith by the Actuary.

              (ii) As soon as practicable after the calculation of the GCG Mirror Pension Plan Asset Transfer Amount pursuant to Section 4.2(b), GenTek will cause the appropriate amount of assets to be transferred from any applicable GenTek Pension Trust to the corresponding GCG Mirror Pension Trust (the "GenTek Final Asset Transfer"). The amount of assets to be transferred in the GenTek Final Asset Transfer, if any, shall be equal to (A) the Pension Plan Asset Transfer Amount with respect to the GCG Mirror Pension Plan, less (B) the GenTek Initial Asset Transfer, less (C) the aggregate amount of any actual benefit payments made in respect of Industrial Individuals from and after the Spinoff Date by the GenTek Pension Plan plus (D) interest thereon, compounded monthly, from the Spinoff Date to the date of the GenTek Final Asset Transfer at an annual rate equal to the discount rate used by the GenTek Pension Plan for purposes of determining the present value of the underlying benefit liabilities. If the GenTek Initial Asset Transfer exceeds the Pension Plan Asset Transfer Amount, such excess plus interest, compounded monthly at an annual rate equal to the discount rate used by the GenTek Pension Plan for purposes of determining the present value of the underlying benefit liabilities, shall be transferred to the GenTek Pension Trust.

              (iii) The assets to be transferred from any applicable GenTek Pension Trust to a corresponding GCG Mirror Pension Trust in either the GenTek Initial Asset Transfer or the GenTek Final Asset Transfer shall be made in cash or in assets which represent a reasonable cross-section of the asset classes in the GenTek Pension Trust. If any assets are to be transferred from any GCG Mirror Pension Trust to a GenTek Pension Trust, such assets shall consist of cash.

                                    ARTICLE V

                         U.S. DEFINED CONTRIBUTION PLANS

     Section 5.1 Sponsorship by GenTek of Certain Savings Plans. Following the Effective Time, GenTek shall be the plan sponsor of each of the GenTek Plans that is a defined contribution plan (as defined by Section 3(34) of ERISA) (the "GenTek Savings Plans") and GCG shall be the plan sponsor of each of the GCG Plans that is a defined contribution plan (the "GCG Savings Plans"). In the case of any GenTek Savings Plan that has Industrial Individuals as participants or beneficiaries as of the Effective Time, GenTek shall cause a transfer of the required amount of GenTek Savings Plan's assets and liabilities to a defined contribution plan, adopted by GCG and effective as of the Effective Time (or as soon as practicable thereafter), which shall be substantially similar in all material respects to the corresponding GenTek Savings Plan (the "GCG Mirror Savings Plan"), as provided in Section 5.2.

     Section 5.2 Assumption of Liabilities and Transfer of Assets. As soon as practicable following the Effective Time (i) the GCG Mirror Savings Plan shall assume and be solely responsible for all Liabilities to or relating to Industrial Individuals under any GenTek Savings Plan; (ii) the GCG Mirror Savings Plan shall assume and be solely responsible for all ongoing rights of or relating to Industrial Employees for future participation (including the right to make contributions through payroll deductions) in the GCG Mirror Savings Plan; and (iii) GenTek shall cause the accounts (i.e., records, assets and liabilities) of the Industrial Individuals under any GenTek Savings Plan which is held by its related trust as of the Effective Time to be transferred to the corresponding GCG Mirror Savings Plan and its related trust, and GCG shall cause such transferred accounts to be accepted by such plan and related trust. Assets related to the accounts of all Industrial Individuals shall be transferred from the GenTek Savings Plans to the GCG Mirror Savings Plan in cash or in kind, at GenTek's discretion, and to the extent practicable, shall be invested in comparable investment options in the GCG Mirror Savings Plan as such accounts were invested immediately before the Effective Time.

     Section 5.3 Non-Employer Stock Funds. Effective as of the Spinoff Date, a GenTek Common Stock fund shall be added as an investment option to any GenTek Savings Plan with a GCG Common Stock fund for an investment option and such GenTek Savings Plan shall provide for both a GCG Common Stock fund and a GenTek Common Stock fund as investment options. A GenTek Common Stock fund in any GCG Savings Plan or GCG Mirror Savings Plan and a GCG Common Stock fund in any GenTek Savings Plans are each referred to as a "Non-Employer Stock Fund" with respect to the applicable plan. Each Non-Employer Stock Fund shall be maintained under the respective

Plan at least through December 31, 2000. The GCG Savings Plan, GCG Mirror Savings Plans and any GenTek Savings Plans shall each provide that, after the Spinoff Date, no new contributions may be invested in, and no amounts may be transferred from other investment options to, the Non-Employer Stock Fund under the respective Plan.

     Section 5.4 Miscellaneous Funds. In the event that GenTek determines that it is not feasible or appropriate to transfer in-kind the assets of a particular investment fund from a GenTek Savings Plan to a GCG Mirror Savings Plan, then the value of the assets as of the close of business on the Spinoff Date (plus earnings attributable to such amount from the Spinoff Date to the date the assets are actually transferred) shall be transferred in cash to the GCG Mirror Savings Plan and GCG shall, to the extent practicable, cause such cash to be invested in such plan and related trust in the same manner and proportion as it was invested in the transferring GenTek Savings Plan or otherwise at the direction of each affected participant.

                                   ARTICLE VI

                          U.S. HEALTH AND WELFARE PLANS

     Section 6.1 Sponsorship by GenTek of Certain Welfare Plans. Following the Effective Time, GenTek shall be the plan sponsor of the GenTek Plans that are employee welfare benefit plans (as defined by Section 3(1) of ERISA) (the "GenTek Welfare Plans") and GCG shall be the plan sponsor of the GCG Plans that are employee welfare benefit plans (the "GCG Welfare Plans"). In the case of any GenTek Welfare Plan that has Industrial Individuals as participants or beneficiaries as of the Effective Time, GenTek shall cause a transfer of the required amount of GenTek Welfare Plan assets and Liabilities, if applicable, to an employee welfare benefit plan to be adopted by GCG and effective as of the Effective Time (or as soon as practicable thereafter), which shall be substantially similar in all material respects to the corresponding GenTek Welfare Plan (the "GCG Mirror Welfare Plan").

     Section 6.2 Assumption of Welfare Plan Liabilities. As soon as practicable after the Spinoff Date, all Liabilities for or relating to Industrial Individuals under a GenTek Welfare Plan shall cease to be Liabilities of GenTek or the GenTek Plans and shall be assumed by GCG and the corresponding GCG Mirror Welfare Plans; provided that GenTek shall either (i) transfer to GCG or cause to be transferred or allocated for the benefit of GCG or the Industrial Individuals an amount equal to the value of any assets set aside by GenTek or any member of the GenTek Group for the payment of Industrial Individual welfare benefits, or to meet such obligations in respect of, any such welfare benefits or (ii) represent in writing to GCG that no such assets have been set aside.

     Section 6.3  Vendor Contracts.

         (a) ASO Contracts, Group Insurance Policies, HMO Agreements and Letters of Understanding.

              (i) GenTek shall use its commercially reasonable best efforts to permit GCG and the other members of the GCG Group to participate in the terms and conditions of each ASO Contract, group insurance policy, HMO agreement or letters of understanding and arrangements in existence as of the date of this Agreement from immediately after the Spinoff Date through the end of the Transition Period. GenTek shall cause any ASO Contract, group insurance policy, HMO agreement or letter of understanding to which GenTek or any other members of the GenTek Group is a party as of the Spinoff Date, to allow GCG and the other members of the GCG Group to participate in the terms and conditions thereof. Nothing contained in this Section 6.3(a) shall preclude GenTek from choosing to enter into ASO Contracts, group insurance policies, HMO agreements or other letters of understandings and arrangements with new or different vendors.

              (ii) GCG and GenTek shall cooperate to determine the manner in which the GCG Group's participation in the terms and conditions of ASO Contracts, Group Insurance Policies, HMO Agreements, letters of understanding and arrangements as set forth above shall be effectuated.

         (b) Effect of Change in Rates. GCG and GenTek shall use their reasonable best efforts to cause each of the insurance companies, HMOs, paid provider organizations and third-party administrators providing services and benefits under the GenTek Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the GenTek Welfare Plans, after the Effective Time, and the corresponding GCG Mirror Welfare Plans through the end of the Transition Period, separately rated or adjusted for the demographics, experience or other relevant factors related to the covered participants of the GCG Group and the GenTek Group, respectively. To the extent they are not successful in such efforts, GCG and GenTek shall each bear the revised premium or administrative rates for health and welfare benefits attributable to the individuals covered by their respective Plans.

     Section 6.4  Post-Retirement Health and Welfare Benefits.

         (a) By GCG. GCG shall be solely responsible for any and all Liabilities relating to any post-retirement health and welfare benefits available to any Industrial Individual, whether or not such Industrial Individual qualified for such benefits under the terms and conditions of the GenTek Welfare Plans as of the Effective Time.

         (b) By GenTek. GenTek shall be solely responsible for any and all Liabilities relating to any post-retirement health and welfare benefits available to any GenTek Individual, whether or not such GenTek Individual qualified for such benefits under the terms and conditions of a GenTek Welfare Plan or a GCG Welfare Plan as of the Effective Time.

     Section 6.5 COBRA and HIPAA.

         (a) By GCG. GCG shall be responsible for administering compliance with the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the portability requirements under the Health Insurance Portability and Accountability Act of 1996 with respect to Industrial Individuals for the period commencing immediately after the Effective Time.

         (b) By GenTek. GenTek shall be responsible for administering compliance with the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the portability requirements under the Health Insurance Portability and Accountability Act of 1996 with respect to GenTek Individuals for the period commencing immediately after the Effective Time.

     Section 6.6  Leave of Absence Programs.

         (a) By GCG. GCG shall be responsible for the administration and compliance of all leaves of absences and related programs (including compliance with the Family and Medical Leave Act) affecting Industrial Individuals for the period commencing immediately after the Effective Time.

         (b) By GenTek. GenTek shall be responsible for the administration and compliance of all leaves of absences and related programs (including compliance with the

Family and Medical Leave Act) affecting GenTek Individuals for the period commencing immediately after the Effective Time.

     Section 6.7 Workers' Compensation Program.

         (a) By GCG. Effective as soon as practicable after the Spinoff Date, GCG shall assume all Liabilities for Industrial Individuals related to any and all workers' compensation matters under any law of any state, territory, or possession of the U.S. or the District of Columbia and GCG shall be fully responsible for the administration of all such claims; provided that GenTek shall transfer to GCG or cause to be transferred or allocated for the benefit of GCG or the Industrial Individuals an amount equal to the value of any assets set aside by GenTek or any member of the GenTek Group (including any reserves established under any contract providing coverage against any such claims) for the payment of, or to meet the obligations in respect of, any such workers' compensation benefits. If GCG is unable to assume any such Liability or the administration of any such claim because of the operation of applicable state law or for any other reason, GCG shall fully indemnify GenTek for all such Liabilities, including the reasonable costs of any administration that GCG has not been able to assume.

         (b) By GenTek. Effective as soon as practicable after the Spinoff Date, GenTek shall assume all Liabilities for GenTek Individuals related to any and all workers' compensation matters under any law of any state, territory, or possession of the U.S. or the District of Columbia and GenTek shall be fully responsible for the administration of all such claims; provided that GCG shall transfer to GenTek or cause to be transferred or allocated for the benefit of GenTek or the GenTek Individuals an amount equal to the value of any assets set aside by GCG or any member of the GCG Group (including any reserves established under any contract providing coverage against any such claims) for the payment of, or to meet the obligations in respect of, any such workers' compensation benefits. If GenTek is unable to assume any such Liability or the administration of any such claim because of the operation of applicable state law or for any other reason, GenTek shall fully indemnify GCG for all such Liabilities, including the reasonable costs of any administration that GenTek has not been able to assume.

     Section 6.8 Post-Spinoff Transitional Arrangements.

         (a)  Continuance of Elections, Co-Payments and Maximum Benefits.

              (i) GCG shall cause the GCG Mirror Welfare Plans to recognize and maintain all coverage and contribution elections made by Industrial Individuals under the GenTek Welfare Plans in effect for the period immediately prior to the Spinoff Date and shall apply such elections under the GCG Mirror Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable.

              (ii) GCG shall cause the GCG Mirror Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to such expenses which have been incurred by Industrial Individuals under the GenTek Welfare Plans for the remainder of the benefit limit year in which the Spinoff occurs, and (B) all benefits paid to Industrial Individuals under the GenTek Welfare Plans, during and prior to the benefit limit year in which the Spinoff occurs, for purposes of determining when such persons have reached their lifetime maximum benefits under the GCG Mirror Welfare Plans.

              (iii) GCG shall (A) provide coverage to Industrial Individuals under the GCG Mirror Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability, and
         (B) recognize and maintain all irrevocable assignments and elections made by Industrial Individuals in connection with their life insurance coverage under the GenTek Welfare Plans and any predecessor plans.

                                   ARTICLE VII

                                 EXECUTIVE PLANS

     Section 7.1  GCG Incentive Plans.

         (a) Amendments to and Adoption of Incentive Plans. GCG and GenTek shall, as soon as practicable but as of the Spinoff Date, take such actions necessary to effectuate the provisions of this Section 7.1.

         (b) Establishment of GenTek Compensation Plans. GenTek shall adopt, or shall cause to be adopted before the Effective Time, with the approval of GCG as sole shareholder of GenTek, the GenTek Annual Performance Incentive Plan and the GenTek Long-Term Incentive Plan.

         (c) Conversion Awards. Each individual who holds a GCG Award that is outstanding as of the Effective Time shall continue to hold such GCG Award and shall receive, effective immediately after the Effective Time, an award of a similar nature with respect to GenTek Common Stock (the "Conversion Award"). The number of shares covered by, and the exercise or reference appreciation price of the Conversion Award to be determined by applying the rules set forth in this
Section 7.1. To the extent possible, no holder of a Conversion Award having any particular terms shall be treated any differently from any other holder of a Conversion Award having the same terms. Each Conversion Award with respect to GenTek Common Stock shall be issued under the GenTek Incentive Plans, and shall have the same terms and conditions as the corresponding GCG Award to which it relates (except as adjusted as provided herein). GCG and GenTek shall each treat employment with such other corporation or employment with such corporation for purpose of continued vesting, etc., of any GCG RSU or Conversion Award.

         (d) Stock Options. With respect to a GCG Award consisting of an option to acquire GCG Common Stock (a "GCG Stock Option"), the number of shares of GenTek Common Stock covered by the Conversion Award shall equal the number of shares of GCG Common Stock covered by the GCG Award. The exercise price of a Conversion Award stock option for shares of GenTek Common Stock shall equal (A) the exercise price of the individual's GCG Stock Option (before any adjustment for the Spinoff) multiplied by (B) a fraction, (x) the numerator of which is the GenTek Post-Spinoff Stock Price, and (y) the denominator of which is the sum of the GCG Post-Spinoff Stock Price and the GenTek Post-Spinoff Stock Price. The resulting exercise price for an individual's GCG Stock Option shall be equal to the difference of (C) the exercise price of the individual's GCG Stock Option (before any adjustment for the Spinoff), less (D) the exercise price of the individual's Conversion Award stock option as determined pursuant to the formula stated in the previous sentence. Notwithstanding any other provision of this
Section 7.1(d), any Conversion Award stock option or GCG Stock Option may be modified as deemed necessary by either the Board of Directors of GenTek or the Board of Directors of GCG, respectively, in order to preserve the Aggregate Spread with respect to an individual's combined GCG Stock Option and Conversion Award stock option based on the aggregate GCG Post-Spinoff Price and the GenTek Post-Spinoff Price or to avoid any adverse accounting charge.

         (e) Conditional Share Award. The holder of each GCG Award consisting of a restricted share unit award (a "GCG RSU"), regardless of whether the holder thereof is a GCG Individual or a GenTek Individual, shall retain such GCG RSU and shall receive a GenTek Common Stock Restricted Stock Unit award for the same number of shares of GenTek covered by such GCG RSU. GCG and GenTek shall each treat employment with such other corporation or employment with such corporation for purpose of continued vesting, etc., of any GCG RSU or Conversion Award.

         (f) Non-Employee Director Plans. As soon as practicable after the date hereof and effective as of the Spinoff Date, GenTek shall take, or cause to be taken, all action necessary to assume, adopt and administer an equity compensation plan for non-employee directors of GenTek (the "GenTek Directors Plan") and to provide Conversion Awards in accordance with the principles set forth in this Section.

         (g) Consultants. In the case of any individual who it is anticipated will provide services to both GCG and GenTek following the Spinoff, GCG and GenTek may agree that such persons shall continue to hold any GCG Stock Option and receive a Conversion Award, in each case applying the principles set forth in Section 7.1(c).

         (h) Administrative Matters. GCG and GenTek shall adopt such procedures and information-sharing practices necessary or appropriate to permit the other to administer any incentive or stock option plan it maintains and under which an employee of the other has an award (including, for example, timely informing the other of any termination of employment that affects the exercise period or payment date of an award).

     Section 7.2 Deferred Compensation Plans.

         (a) GenTek Deferred Compensation Plans. The Liability with respect to any Industrial Individual who is participating under any GenTek Deferred Compensation Plan by reason of being the subject of a deferred compensation agreement as of the Effective Time shall be the sole responsibility of GCG; provided that GenTek shall transfer to GCG or cause to be transferred or allocated for the benefit of GCG or the Industrial Individual an amount equal to the value of the assets, if any, set aside by GenTek or any member of the GenTek Group for the payment of, or to meet the obligations in respect of, any such deferred compensation obligation.

         (b) Non-employee Directors Retirement Plan. As soon as practicable following the Spinoff Date, but effective as of the Spinoff Date, GenTek shall adopt a non-qualified retirement plan for the benefit of its non-employee directors, which shall be substantially similar to the non-qualified retirement plan for non-employee directors of GCG; provided that there shall be no transfer of any amounts set aside by GCG to GenTek for the payment of any non-employee director compensation, deferred or otherwise.

     Section 7.3 Other Executive Agreements.

         Supplemental Retirement and Welfare Agreements. The Liability with respect to any GenTek Individual who is the subject of a contract or agreement that is either an excess benefit plan (as defined in ERISA Section 3(36)) or individual or other arrangement providing for retirement, death or disability benefits as of the Spinoff Date shall be the sole responsibility of GenTek; provided, however, there shall be no transfer of assets from GCG to GenTek with respect to such Liabilities.

                                  ARTICLE VIII
                                     GENERAL

     Section 8.1 Payment of and Accounting Treatment for Expenses. All Liabilities (and the accounting treatment related thereto) through the Effective Time regarding matters addressed herein shall be handled and administered by GCG and GenTek in accordance with past GCG accounting and financial practices and procedures of GCG pertaining to such matters prior to the Spinoff.

     Section 8.2 Sharing of Participant Information. GCG and GenTek shall share, and each shall cause the other members of its respective group to share, with each other and their respective agents and vendors, all participant information necessary for the efficient and accurate administration of each of the GCG Plans and the GenTek Plans following the Spinoff Date. GCG and GenTek and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration.

     Section 8.3 Plan Audits.

         (a) Audit Rights with Respect to the Allocation or Transfer of Plan Assets. The allocation of pension plan assets and liabilities pursuant to this Agreement shall, at the election of GenTek, be audited on behalf of both GCG and GenTek by Hewitt Associates LLC or such other actuarial and benefit consulting firm mutually selected by the parties. The actuarial and benefit consulting firm shall provide its written report to both GCG and GenTek. Each of GCG and GenTek, and their respective advisors and consultants, shall have the right to make such presentations and present such information to such actuarial and benefit consulting firm as deemed appropriate. GenTek and GCG shall equally pay or shall be responsible for the payment of the costs of such audit. To the extent such audit recommends a change to the value of assets allocated to a GenTek Plan or a GCG Plan such recommendation shall be conclusive and binding on GenTek and GCG.

         (b)  Audit Rights with Respect to Information Provided.

              (i) Each of GCG and GenTek, and its their duly authorized representatives, shall have the right to conduct audits at any time upon reasonable prior notice, at its own expense, with respect to all information provided to it or to any Plan record keeper or third-party administrator by the other party; provided, that audits with respect to the allocation or transfer of Plan assets and liabilities shall be subject only to Section 8.3(a). The auditing party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation Agreement, which are incorporated by reference herein. The party being audited shall provide the auditing party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide work space to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

              (ii) The auditing party's audit rights under this Section 8.3(b) shall include the right to audit, or participate in an audit facilitated by the party being audited, of any subsidiaries and affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the auditing party, provide an individual (at the auditing party's expense) to supervise any audit of any such benefit provider or third party. The auditing party shall be responsible for supplying, at its expense, additional personnel sufficient to complete the audit in a reasonably timely manner.

         (c) Audits Regarding Vendor Contracts. From immediately after the Spinoff Date until 90 days after the end of the Transition Period, GCG and GenTek and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the GCG Health and Welfare Plans and the GenTek

Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. GCG and GenTek shall agree on the performance standards, audit methodology, auditing policy and quality measures and reporting requirements relating to the audits described in this Section 8.3(c) and the manner in which costs incurred in connection with such audits shall be shared.

     Section 8.4 Requests for Internal Revenue Service Rulings and U.S. Department of Labor Opinions. GenTek and GCG shall cooperate on any issue relating to this Agreement for which GCG or GenTek elects to seek a determination letter or private letter ruling from the Internal Revenue Service or an advisory opinion from the U.S. Department of Labor.

     Section 8.5 Collective Bargaining. To the extent any provision of this Agreement is contrary to the provisions of any applicable collective bargaining agreement to which any member of the GCG Group or the GenTek Group is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, GCG or GenTek may be obligated to bargain with the union representing affected employees concerning those subjects. Neither party will agree to a modification of any applicable collective bargaining agreement without the consent of the other. In the event a force surplus affecting members of a bargaining unit in both the GCG Group (on the one hand) and the GenTek Group (on the other hand) directly results, due to the provisions of such a collective bargaining agreement, in an employee involuntarily leaving the payroll of the party not declaring the surplus, then the party declaring the surplus shall bear the cost of any severance payable to such employee.

     Section 8.6 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, GCG and GenTek shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, GCG and GenTek shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used in this Agreement shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

     Section 8.7 Foreign Plans. With respect employee matters outside of the U.S., GCG and GenTek shall negotiate in good faith and, if and to the extent appropriate, may enter into one or more separate employee benefits agreements, for all operations outside the U.S. applying the general principles for matters within the U.S. set forth in this Agreement (mutatis mutandis). For purposes of this Agreement, "outside the U.S." means the U.S., including its territories and possessions.

     Section 8.8 Effect If Spinoff Does Not Occur. If the Spinoff does not occur, then all actions and events that are, under this Agreement, to be taken or occur, effective as of the Effective Time, immediately after the Spinoff Date, or otherwise in connection with the Spinoff, shall not be taken or occur except to the extent specifically agreed by GenTek and GCG.

     Section 8.9 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any such relationship between the parties other than the relationship set forth herein.

     Section 8.10 Affiliates. Each of GCG and GenTek shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by members of the GCG Group or members of the GenTek Group, respectively, where relevant.

     Section 8.11 Indemnification. Effective as of the Spinoff Date, Article VII of the Separation Agreement shall control with respect to any issues of indemnification between GCG and GenTek.

     Section 8.12 Survival. This Agreement shall survive the Spinoff Date and the end of the Transition Period.

     Section 8.13 Notices. Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be given in accordance with the provisions for giving notice under the Separation Agreement.

     Section 8.14 Interpretation. Words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole

(including all Exhibits hereto) and not to any particular provision of this Agreement. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

     Section 8.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

     Section 8.16 No Assignment.

         (a) This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other party, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided that any party hereto may assign all or any portion of its rights under this Agreement to (i) any other member of its Group, (ii) any lender to such party or any member of its Group as security for obligations to such lender in respect of the financing arrangements entered into by members of such party's Group in connection with the Spinoff, and any refinancings, extensions, refundings or renewals thereof, and (iii) to any purchaser or transferee of all or substantially all of the assets of such party that executes, and delivers to the other parties hereto, a written assumption of the obligations of such party under this Agreement; provided, further, that no assignment hereunder shall affect the Liabilities of any such assignor under this Agreement.

         (b) This Agreement shall be binding upon the respective successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   SCHEDULE I
                       GENTEK DEFERRED COMPENSATION PLANS

           --    General Chemical Corp. Supplemental Retirement Plan
           --    General Chemical Corp. Supplemental Savings Plan

                                   Schedule II
                                    GCG Plans


      Plan #                         Plan Name
      ------                         ---------
      001            GC(SA) Partners Salaried Employees Pension Plan

      002            GC(SA) Partners Salaried Employees Savings Plan

      003            GC(SA) Partners Hourly Employees Pension Plan

      004            GC(SA) Partners Hourly Employees Savings Plan

      501            GC(SA) Partners Health Care Program

      503            GC(SA) Partners Salary Continuation & Employee
                     Assistance Program

      511            GC(SA) Partners Group Life & Disability Plan

      515            GC(SA) Partners Flex Plan


           The following is a listing of GenTek Plans that cover Industrial Individuals as of the Spinoff Date, of which GCG is obligated under Section 3.1 to adopt a "GCG Mirror Plan".

           --    General Chemical Corp. Salaried Pension
           --    General Chemical Group Savings Plan
           --    General Chemical Corp. Inc. Premium Payment Plan
           --    General Chemical Corp. Health Care Program
           --    General Chemical Corp. Salary Continuation
                 Plan & Employee Assistance Plan
           --    General Chemical Corp. HMO Plan
           --    General Chemical Corp. Flex Plan
           --    General Chemical Corp. Supplemental Retirement Plan
           --    General Chemical Corp. Supplemental Savings Plan
           --    General Chemical Corp. Medical Expense Reimbursement Plan

                                  SCHEDULE III
                          GENTEK INDIVIDUAL AGREEMENTS

                                   SCHEDULE IV
                                  GENTEK PLANS

                                 Domestic Plans


          Plan #                         Plan Name
          ------                         ---------
          005            General Chemical Group Savings Plan

          108            General Chemical Corp. Salaried Pension

          109            General Chemical Corp. Hourly Pension Plan

          110            Toledo Stamping Hourly Pension Plan

          112            Salaried Employees Pension Plan of Toledo Stamping &
                         Manufacturing Co.

          131            General Chemical Group Inc. Retirement Plan

          049            General Chemical Group Inc. Savings & Profit Sharing
                         Plan*
                         General Chemical Savings Plan (eff. 9/1/98)

          004 Toledo Stamping & Co. Termination pay plan converted to DC 6/97

          006            GCC Hourly Employees Savings Plan

          508            General Chemical Group Welfare Benefit Plan

          511            General Chemical Group Life and Disability plans

          510            Printing Developments Inc. Employers Health Insurance
                         Plan

                         General Chemical Group Inc. Premium Payment Plan



                         General Chemical Corporation Inc. Premium Payment
                         Plan

          501            General Chemical Corporation Health Care Program

          503            General Chemical Corporation Salary Continuation Plan &
                         Employee Assist. Plan

          505            General Chemical Corporation HMO Plan

          513            General Chemical Corporation Flex Plan

                         Toledo Technologies Inc. MESZ 401(k) plan

          003            Peridot Chemicals NJ New Union Employees Pension Plan

          001            Peridot Chemical Company Inc. 401(k) plan & trust*
          005            General Chemical Salaried Savings plan (9/1/98)

          010            Peridot Chemicals NJ Curtis Bay Union Employees
                         Pension Plan

          001            Peridot Chemicals NJ Savings and Investment Plan &
                         Trust*

          005            General Chemical Salaried Savings plan (9/1/98)

          501            Peridot Chemicals NJ employees Health Plan
          501            General Chemical Corporation Health Care Program

          001            Reheis, Inc. Profit Sharing and Retirement Plan Trust

          030            Reheis Pension Plan for Hourly Employees

          040            Reheis, Inc. 401(k) Plan For Hourly Employees

          503            Reheis, Inc. Group Health Plan

          502            Reheis, Inc. Group Life Plan



          510            Reheis, Inc. Flexible Spending

                         All programs


                               Non-Qualified Plans


          Plan #                         Plan Name
          ------                         ---------

            --            General Chemical Corporation Supplemental Retirement
                          Plan

            --            General Chemical Corporation Supplemental Savings Plan

            --            General Chemical Corporation Medical Expense
                          Reimbursement Plan



------------------------